Exhibit 23.7

Consent of Harold Bent

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Section 19 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Harold Bent
By:	Harold Bent, P.Geo
Title:	Environmental Manager
Company:	AuRico Gold Inc.